Exhibit 21.1

Saks Incorporated

Subsidiaries

As of April 10, 2003

1. Cafe SFA – Minneapolis, Inc.
2. Carson Pirie Holdings, Inc.
3. Carson Pirie Scott Insurance Services, Inc.
4. CP Holdings Virginia, LLC
5. Herberger’s Department Stores, LLC
6. Jackson Leasing, LLC
7. McRae’s of Alabama, Inc.
8. McRae’s Stores Partnership
9. McRae’s Stores Services, Inc.
10. McRae’s, Inc.
11. McRIL, LLC
12. Merchandise Credit, LLC
13. National Bank of the Great Lakes
14. New York City Saks, LLC
15. North Park Fixtures, Inc.
16. Parisian, Inc.
17. Parisian Virginia, LLC
18. PMIN General Partnership
19. Saks & Company
20. Saks Credit Corporation
21. Saks Direct, Inc.
22. Saks Distribution Centers, Inc.
23. Saks Fifth Avenue Distribution Company
24. Saks Fifth Avenue Food Corporation
25. Saks Fifth Avenue of Texas, Inc.
26. Saks Fifth Avenue Texas, L.P.
27. Saks Fifth Avenue, Inc.
28. Saks Holdings, Inc.
29. Saks Transitional Credit Corporation
30. Saks Wholesalers, Inc.
31. SCCA, LLC
32. SCCA Store Holdings, Inc.
33. SCIL, LLC
34. SCIL Store Holdings, Inc.
35. SFA Finance Company II
36. SFA Holdings, Inc.
37. SFA Realty, Inc.
38. SFAILA, LLC
39. Tex SFA, Inc.
40. The Restaurant at Saks Fifth Avenue Corporation